Exhibit 4.1

TESLA MOTORS, INC.

FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDMENT TO THE FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of May 30, 2011 by and among Tesla Motors, Inc., a Delaware corporation (the “Company”), the Elon Musk Revocable Trust dated July 22, 2003 and Blackstar Investco LLC (each a “Purchaser” and together the “Purchasers”), and certain other holders of the Company’s capital stock (the “Stockholders”). Capitalized terms not defined herein have the meanings set forth in that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, as amended on May 20, 2010 and November 2, 2010 (the “Rights Agreement”).

RECITALS

WHEREAS, the Company, the Purchasers and the Stockholders previously entered into the Rights Agreement;

WHEREAS, the Company is entering into Common Stock Purchase Agreements (the “Purchase Agreements”) with the Purchasers, pursuant to which the Company proposes to sell, and the Purchasers propose to purchase, shares of the Company’s common stock, par value $0.001 per share (such sold and purchased shares, the “Shares”);

WHEREAS, the Company, the Purchasers and the Stockholders desire to amend the terms of the Rights Agreement for the purpose of including the Shares as Registrable Securities under the Rights Agreement;

WHEREAS, pursuant to Section 5.2 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding, with such amendment or waiver to be binding on all current and future holders of Registrable Securities; and

WHEREAS, the Purchasers and the undersigned Stockholders collectively represent the holders of at least two-thirds of the Registrable Securities outstanding as of the date hereof and wish to consent to the changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, (ii) shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued or issuable upon the conversion of warrants issued pursuant to that Secured Note and Warrant Purchase Agreement dated February 14, 2008, as amended, (iii) shares of Common Stock issued or issuable upon the exercise of

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warrants issued to certain Series E Stockholders dated May 20, 2010, (iv) shares of Common Stock issued pursuant to the certain Stock Purchase Agreement by and between the Company and Toyota Motor Corporation dated May 20, 2010, (v) shares of Common Stock issued pursuant to the certain Common Stock Purchase Agreement by and between the Company and Panasonic dated November 2, 2010, (vi) shares of Common Stock issued, if any, pursuant to the certain Common Stock Purchase Agreement by and between the Company and the Elon Musk Revocable Trust dated July 22, 2003 dated May 25, 2011, (vii) shares of Common Stock issued, if any, pursuant to the certain Common Stock Purchase Agreement by and between the Company and Blackstar Investco LLC dated May 25, 2011 and (viii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) through (viii), inclusive; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which its, his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;”

2. Subordination of Registration Rights. Each Purchaser hereby acknowledges and agrees that the rights granted to it hereunder with respect to the Shares shall not in any way reduce the amount of Registrable Securities that the United States Department of Energy (the “DOE”) is entitled to include in a registration filed pursuant to Section 1.2 of the Registration Rights Agreement by and between the Company and the DOE dated January 20, 2010, as amended (the “DOE Rights Agreement”) and that any Shares and Registrable Securities originating from such Shares held by such Purchaser which such Purchaser requests to include in any such registration may be cut back or eliminated altogether as necessary to allow the DOE to include the full amount of Registrable Securities to which it is entitled pursuant to the DOE Rights Agreement. Each Purchaser further acknowledges and agrees that the rights granted to it hereunder with respect to the Shares shall not permit such Purchaser to make a demand registration with respect to the Shares which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) of the DOE Rights Agreement or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 of the DOE Rights Agreement. In connection with any request for, or participation in, a registration by either Purchaser pursuant to the Rights Agreement, as amended by this Amendment, such Purchaser shall notify the Company whether the Registrable Securities that it wishes to so register shall include any Shares or Registrable Securities originating from the Shares and this Section 2 shall only apply to such Purchaser with respect to such registration to the extent of such an inclusion.

3. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4. Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages immediately follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY: TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja Title: Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STOCKHOLDER & PURCHASER:
ELON MUSK REVOCABLE TRUST DATED JULY 22, 2003

By:	/s/ Elon Musk

Name:	Elon Musk

Title:	Trustee

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STOCKHOLDER & PURCHASER:
BLACKSTAR INVESTCO LLC

By:	/s/ Ruben Simmons

Name:	Ruben Simmons

Title:	President

By:	/s/ Alexander Nediger

Name:	Alexander Nediger

Title:	Assistant Secretary

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STOCKHOLDER:
AL WAHADA CAPITAL INVESTMENT LLC

By:	/s/ H.E. Ahmed Saif Al Darmaki

Name:	H.E. Ahmed Saif Al Darmaki

Title:	General Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STOCKHOLDER: TOYOTA MOTOR CORPORATION

By:	/s/ Riki Inuzuka
Riki Inuzuka, Managing Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

STOCKHOLDER:
JASPER HOLDINGS, LLC

By:	/s/ Kimbal Musk

Name:	Kimbal Musk

Title:	Manager

[SIGNATURE PAGE TO FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]